Exhibit 10.23

                                                                         Summary
                                                                         -------


Summary of  Comprehensive  Credit  Facility  Agreement of Maximum Amount between
Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 22, 2005.

Main contents
>>   Contract number: Shen Shang Yin Shuibei Shouxin Zi No.A110020500006;
>>   Maximum amount for credit facilities to be provided: RMB 50 million;
>>   Term: from April 22nd, 2005 to April 22nd, 2006;
>> Interest rate of loan shall be the base rate announced by the People's Bank of China less 10%;
>> Adjustment of credit can be made by the Commercial Bank under the any of the following:
     |X| The Company suffers severe operational risk or its financial situation severely deteriorates;
     |X| Guarantor's payment ability is obviously weakened or value of pledged collaterals decreases obviously;
     |X| Occurrence of other instances which make the Commercial Bank think adjustment of credit facility is necessary;
>> Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;
>>   Special terms:
     |X| Comprehensive Agreement 3 shall replace the previous comprehensive agreement signed in 2005 with the Commercial Bank with the contract number of Shen Shang Yin Shuibei Shouxin Zi No NO.A110020500001;
     |X| As RMB16.64 million is already used under the previous comprehensive agreement in the form of banker's acceptance bill, such amount shall be deemed to have been used under the credit lines of Comprehensive Agreement 3. Consequently, before maturity of the RMB16.64 million banker's acceptance bill or guarantee bond of such amount is provided, credit line that the Company is entitled to use shall be RMB33.36 million;
     |X| Credit line under Comprehensive Agreement 3 can only be used to open L/C for import of equipments and open banker's acceptance bill.
     |X| All credit provided under Comprehensive Agreement 3 shall expire on April 22nd, 2006

Terms that have been omitted: types of line of credit; use of the line of credit; repayment of the loan under the line of credit; undertakings and representations of the borrower; miscellaneous; integrity; applicable law and dispute settlement; effectiveness; and validity.